UNITED STATES

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Bloomberg – Canopy Jumps Most in Four Years After Accelerating Pot Deals

By Tiffany Kary

October 25, 2022

•	New company, Canopy USA, to buy Acreage Holdings, Jetty, Wana

•	Shareholder Constellation can change to exchangeable stock

Canadian pot producer Canopy Growth Corp. surged the most in more than four years after pulling the trigger on acquiring three companies it had planned to buy only when marijuana became federally legal in the US.

Chief Executive Officer David Klein said Canopy will create a new entity, Canopy USA LLC, to purchase the companies — Acreage Holdings Inc., Jetty Extracts and Wana Brands — in which it has options to take control in the event of US legalization. The deal, which is subject to a shareholder vote, will make Canopy profitable and allow it to create a US “house of brands” that can move into new states and use each company’s intellectual property — even without the federal legal change that the deals were contingent on, he said.

“By triggering the total ownership of Acreage and bringing Jetty, Wana and Acreage under one umbrella, we get to more aggressively take control of our destiny in the US and get these businesses performing better than they are today,” Klein said in an interview. The plan is to use Acreage’s distribution assets in the Northeast, Jetty’s expertise in extracting cannabinoids and Wana’s edibles brands to improve overall product offerings.

The deal has special provisions that Canopy says will let it avoid running afoul of the federal prohibition of cannabis in the US. For starters, Canopy USA will have its own management, and the exchangeable shares create a protective layer between US operations and Canopy’s core Canadian business.

Canopy USA will have its own board of managers and Canopy won’t have voting rights. According to Klein, Canopy has had conversations with both TSX and Nasdaq and is working with the exchanges to ensure continued compliance with listing rules and regulations.

US-listed shares of Canopy Growth rose 27% to $2.91 in New York trading Tuesday — the biggest jump since August 2018. The move gives the company a market value of $1.4 billion. Acreage shares leaped 28% to 84 cents, and Constellation shares increased 3.9% to $238.75.

Exchangeable Shares

Under the deals’ terms, Corona and Modelo beermaker Constellation Brands Inc., Canopy’s largest stakeholder and financial backer, can change its common stock investment to exchangeable shares. That would keep its 35.7% ownership stake unchanged while shielding Constellation from more direct involvement with the still federally prohibited substance, Klein said.

Klein added that moving Constellation’s stake to exchangeable shares will make the company “more comfortable and allow them to participate in the upside from what Canopy is doing.” The deal is structured to let Constellation convert its stake in Canopy Growth back to Class A common stock at any time, Klein said.

A spokesman for Constellation said the conversion of Constellation’s common stock to exchangeable shares will allow it “to realize the potential upside of our investment in Canopy.”

It also gives Constellation a way out of the impact of falling stock values on its own earnings. The Constellation spokesperson said that by giving up its warrants, it eliminates the impact to its earnings and will “further reinforce our intent to not deploy additional investment in Canopy.”

Innovative Option

Canopy’s initial deal for Acreage in 2019 gave it an innovative call option on US legalization, which has since been imitated by other companies, including by Canopy itself. A year ago, Canopy paid almost $300 million in cash for the option to acquire Wana Brands upon legalization. This year it paid $69 million for a similar option to buy Jetty Extracts. The deal doesn’t include another US company that Canopy has a stake in, TerrAscend Corp.

The latest deal is notable because it offers Canopy a US toehold in a business that remains federally illegal. Constellation’s involvement is also noteworthy because larger consumer products companies have mostly kept their distance from US-based marijuana companies.

Canopy’s deals were set to trigger either on federal legal change or at Canopy’s discretion. Shareholders and analysts have questioned whether Canopy might enter the US market on a federal legal shift that’s slightly less than full legalization of the drug — such as a rescheduling, or the passing of so-called SAFE Banking law that would give US marijuana companies more leeway to work with banks.

Still Illegal

Vivien Azer, an analyst at Cowen, said the deals won’t likely change the US cannabis landscape.

“We don’t see how U.S. cannabis companies could restructure themselves in a way to be able to use this transaction as the path to a U.S. listing,” Azer said in a note to clients Tuesday after the deal was announced. She added that “cannabis remains illegal at the federal level” — so business’ original concerns haven’t changed.

Canopy’s strategic shift comes as Canadian pot stocks are suffering. Because of the decline, Constellation announced in its most recent quarterly report that it was taking a $1.1 billion charge due to its Canopy stake. Marijuana stocks have experienced an industrywide decline due to the perception that legalization is taking too long. Even US President Joe Biden’s announcement this month that a federal evaluation of the drug is underway has failed to reverse stock-market losses.

Canopy USA will be governed by a four-person board. Acreage, Jetty and Wana will continue to be led by their existing management teams. Klein said Canopy is considering the creation of a class of exchangeable shares available to all investors, not just Constellation. It would allow those concerned about regulatory ramifications to participate in the space, in an attempt to encourage more ownership by institutional investors.

Cassels Brock & Blackwell LLP, Paul Hastings and Dentons were legal advisers on the deal.

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Notice Regarding Forward-Looking Information

The above news article contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Canopy Growth Corporation (“Canopy” or the “Company”) or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news article. Examples of such statements and uncertainties include statements regarding the expected size of the U.S. cannabis market; statements with respect to the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis industry; statements with respect to the Company’s ability to avoid federal prohibitions; statements with respect to the timing and outcome of Canopy’s proposed acquisition of 100% of Acreage and the expected benefits therefrom, as well as the acquisition of Jetty and Wanna; expectations regarding Constellation’s conversion of its common stock to exchangeable shares; expectations regarding the potential success of, and the costs and benefits associated with the formation of Canopy USA; statements regarding the future management of Canopy USA, Jetty, Wanna and Acreage; the occurrence of the shareholder vote to approve an amendment to Canopy’s Articles of Incorporation to approve the creation of exchangeable shares (the “Amendment Proposal”).

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the stock exchanges on which we are listed may disagree with our interpretations of their policies, including that financial consolidation of Canopy USA may be permissible in the event that Canopy USA closes on the acquisition of Wana, Jetty or the Fixed Shares of Acreage; inherent uncertainty associated with projections; the diversion of management time on issues related to Canopy USA; expectations regarding future investment, growth and expansion of operations; the time required to prepare and mail meeting materials to Canopy and Acreage shareholders; the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the completion of the Floating Share Arrangement; risks related to the value of the Canopy common shares; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets and the impacts of increased rates of inflation; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2022 and the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR on October 25, 2022.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements of Canopy in this news article are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements from Canopy included in this news article are made as of the date of this news article and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Participants in the Solicitation

Canopy and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s preliminary proxy statement on Schedule 14A filed with the SEC on October 25, 2022 (as may be amended, the “Preliminary Proxy Statement”) and will be contained the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.